RULE 10F-3 TRANSACTIONS REPORT
                         ------------------------------
                      April 1, 2001 through March 31, 2002
             Affiliated Underwriter: Banc of America Securities, LLC

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
                                   Type of
                                  Security* Date                                 Principal/           Price                  % of
                                  (1), (2)  Offering  Purchase                     Shares              Paid          % of    Fund
             Issuer               (3), (4)  Commenced   Date   Selling Broker**  Purchased  Price     by Fund        Issue   Assets
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
Nations Reserves
CALIFORNIA TAX EXEMPT RESERVES
San Diego Cnty School District
 Tax & Revenue Anticipation             1   06/11/01  06/11/01   Merrill Lynch    30,000,000  $100.82  $30,244,800    13.32%   1.88%
State of California Revenue
 Anticipation Note, 3.45%,
 06/28/2002                             4   09/27/01  09/27/01    Lehman Bros     25,000,000   100.74  $25,185,250     0.44%   1.48%
State of California Revenue
 Anticipation Note, Series C            4   09/27/01  09/27/01    Lehman Bros     10,000,000   100.00  $10,000,000     0.18%   0.59%

NATIONS CONVERTIBLE SECURITIES
Heller Financial                        1   04/26/01  04/26/01     JP Morgan         250,000    25.00      $62,500     0.14%   0.01%
Cephalon Inc., 5.25%, 05/01/2006        3   05/02/01  05/02/01    Bank Boston      4,000,000   100.00   $4,000,000     1.33%   0.83%
RC Trust I (Raytheon), 8.25%            1   05/03/01  05/03/01  CS First Boston      100,000    50.00      $50,000     0.67%   0.01%
Citizens Communication Co.              1   06/13/01  06/13/01  Morgan Stanley       250,000    25.00      $62,500     1.56%   0.01%
                                                                Salomon Smith
Brinker International                   3   10/05/01  10/05/01     Barney             43,169   $57.91   $2,500,000     0.64%   0.50%
Performance Food Group, 5%,
 10/01/2008                             3   10/10/01  10/10/01   Merrill Lynch       900,000  $100.00     $900,000     0.51%   0.18%
Texas Utilities, 8.75%                  1   10/10/01  10/10/01   Merrill Lynch        32,000   $50.00   $1,600,000     0.18%   0.33%
                                                                 Salomon Smith
Cablevision                             1   10/17/01  10/17/01     Barney             19,800   $36.05     $713,790     0.08%   0.14%
                                                                 Salomon Smith
Motorola pdf                            1   10/26/01  10/26/01     Barney             25,780   $50.00   $1,289,000     0.12%   0.25%
Anthem pdf , 6%, 11/15/2004             1   10/30/01  10/30/01   Goldman Sachs        26,200   $50.00   $1,310,000     0.66%   0.26%
                                                                 Credit Suisse
King Pharmaceuticals, 2.75%             3   11/01/01  11/01/01   First Boston        930,000  $100.00     $930,000     0.31%   0.18%
Agilent Technologies 3%                                          Salomon Smith
 CV Bond, 12/01/2021                    3   11/20/01  11/20/01      Barney         3,401,000  $100.00   $3,401,000     3.40%   0.64%
Boise Cascade                           1   11/29/01  11/29/01   Goldman Sachs        20,700   $50.00   $1,035,000     0.01%   0.19%
                                                                 Salomon Smith
Tech Data , 2%, 12/15/2021              3   12/05/01  12/05/01      Barney         4,840,000  $100.00   $4,840,000     1.94%   0.86%
Reinsurance Corporation of
 America                                1   12/12/01  12/12/01   Lehman Bros.        140,000   $50.00   $7,000,000     3.11%   1.27%
Gtech Corporation                       3   12/13/01  12/13/01  CS First Boston    4,490,000  $100.00   $4,490,000     2.64%   0.82%
                                                                 Salomon Smith
Rainbow Media Group                     1   12/13/01  12/13/01      Barney           101,340   $22.50   $2,280,150     1.19%   0.42%
Solectron, 7.25% pdf, 11/15/2004        1   12/21/01  12/21/01   Goldman Sachs         8,144   $25.00     $203,600     0.51%   0.04%
Ford Motor Pfd 6.5%, 01/15/2032         1   01/24/02  01/24/02   Goldman Sachs        42,300   $50.00   $2,115,000     2.35%   0.36%
Acxiom Corporation, 3.75% Cvbd,
 02/15/2009                             3   01/31/02  01/31/02  JP Morgan Chase      480,000  $100.00     $480,000     0.30%   0.08%
Ameren Corporation, pfd, 9.75%          1   02/26/02  02/26/02   Goldman Sachs        59,000   $25.00   $1,475,000     0.49%   0.24%
Adoptee,  3% cvbd, 03/05/2007           3   02/27/02  02/27/02   Bear Stearns        344,000  $100.00     $344,000     0.15%   0.06%
                                                                Morgan Stanley
General Motors                          1   02/28/02  02/28/02    Dean Witter         77,200   $25.00   $1,930,000     0.01%   0.31%
                                                                 Salomon Smith
Gap, Inc. 5.75%, cvbd, 03/15/2009       3   02/28/02  02/28/02       Barney        3,930,000  $100.00   $3,930,000     3.28%   0.64%
Computer Associates, 5%,cvbd,                                    Salomon Smith
 03/15/2007                             3   03/13/02  03/13/02       Barney        1,960,000  $100.00   $1,960,000     0.33%   0.30%

MONEY MARKET RESERVES
WFS Financial 2001-B A1                                          Salomon Smith
 Owners Trust                           1   05/17/01  05/17/01       Barney       50,000,000   100.00  $50,000,000    21.74%   0.46%
BMW 2001-A A1 Vehicle Owners Trust      1   05/18/01  05/18/01  JP Morgan/Chase   50,000,000   100.00  $50,000,000    15.20%   0.47%
Honda Auto Receivables Owner
 Trust 2001-2 AI                        1   07/24/01  07/24/01   Merrill Lynch    29,000,000   100.00  $29,000,000     0.66%   0.24%
                                                                   Wachovia
Carmax Auto Owner Trust                 1   11/13/01  11/13/01    Securities      25,000,000  $100.00  $25,000,000    16.89%   0.17%

CASH RESERVES
Honda Auto Receivables Owner                                     Salomon Smith
 Trust 2001-2 AI                        1   07/24/01  07/24/01       Barney       52,000,000   100.00  $52,000,000     1.18%   0.09%

MUNICIPAL RESERVES
State of California 2001-02 Revenue
 Anticipation Notes, BMS Index Notes
 Series A                               4   09/25/01  09/25/01    Lehman Bros      5,000,000   100.74   $5,037,050     0.13%   0.24%
State of California 2001-02 Revenue
 Anticipation Notes, BMS Index Notes
 Series B                               4   09/25/01  09/25/01    Lehman Bros      5,000,000   100.00   $5,000,000     0.50%   0.24%
State of California 2001-02 Revenue
 Anticipation Notes, BMS Index Notes
 Series C                               4   09/25/01  09/25/01    Lehman Bros     30,000,000   100.00  $30,000,000     3.53%   1.43%
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* The following designations identify whether the securities are: (1) part of a
Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an
Eligible Rule 144A Offering; or (4) Eligible Municipal Securities, as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the
Investment Company Act of 1940, as amended.

** The Selling Broker is not affiliated with the Affiliated Underwriter.

The amount of securities of any class purchased by a Fund and any other investment companies advised by a Sub-Adviser or Adviser to the Funds may not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.

The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors (except for Eligible Municipal Securities).